Exhibit 10.15

IPSCO Inc.

2005 Form 10-K

RESTRICTED SHARE AWARD AGREEMENT

THIS AGREEMENT made the 1st day of October, 2004

BETWEEN:

IPSCO INC., a corporation incorporated under the laws of Canada,

(hereinafter called the “Company”)

OF THE FIRST PART

- and -

DAVID S. SUTHERLAND, of Naperville, Illinois

(hereinafter called the “Participant”)

OF THE SECOND PART

WHEREAS the Company has established an Incentive Share Option Plan (which, as amended from time to time by the Board of Directors of the Company, shall hereinafter be called the “Plan”) whereby certain designated officers, employees and directors of the Company and its subsidiaries, may from time to time be granted options, restricted shares and performance units;

AND WHEREAS the Participant, as the President and Chief Executive Officer of the Company, has been so designated to receive a grant of restricted shares of the Company, being common shares (the “Common Shares”), which are to be issued subject to the restrictions set forth herein (the “Restricted Shares) and of the Plan;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants herein contained the parties do hereby agree as follows:

1.                                      Grant

Subject to and conditional upon compliance with the applicable requirements of each stock exchange on which the Common Shares of the Company are listed and of any governmental authority or regulatory body to which the Company is subject, the Company hereby awards, and issues to and in the name of the Participant an aggregate of Four Thousand Three Hundred Forty-Seven  (4,347) Restricted Shares of the Company on the terms set out in this Agreement.

2.                                      Restriction Period

From the date hereof until the restrictions on the Restricted Shares set forth herein terminate (the “Restriction Period”), the Restricted Shares shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that any of the Restricted Shares may be exchanged for any other Common Shares of the Company that are similarly restricted.

Subject to any earlier termination of the Restriction Period as provided in this Agreement, the Restriction Period shall terminate with respect to one hundred per cent (100%) of the Restricted Shares on the business day following the third (3rd) anniversary of the date hereof and thereupon the Restricted Shares shall be free of the restrictions contained in this Agreement (and thereafter shall be referred to as the “Shares”).

3.                                      Restricted Share Certificates

The Participant agrees that at any time prior to the termination of the Restricted Period, the Company may request that a certificate representing the Restricted Shares be issued with such legend thereon as the Company may require.  Any such certificate shall be issued at the cost of the Company.  The Company shall retain possession of any certificates issued representing the Restricted Shares until the later to occur of the termination of the Restricted Period and the termination of the security interest described in Section 6.

4.              Termination of Employment

If the employment of the Participant with the Company terminates during the term of this Agreement by the Participant voluntarily or by the Company for good cause shown, the Participant shall forfeit to the Company all rights in and to all Restricted Shares subject to the Restriction Period and all such Restricted Shares shall automatically be deemed to be donated to the Company.  If the employment of the Participant with the Company terminates for any other reason, the Restriction Period shall terminate as follows:

(a)                                  If the Participant’s employment is terminated by reason of death, the Restriction Period shall terminate immediately upon death and the legal representative of the Participant shall be entitled to receive the Shares;

(b)                                 if the Participant’s employment ceases due to disability or illness preventing the Participant from performing the duties routinely performed by such Participant, the Restriction Period shall terminate immediately and the Participant shall be entitled to receive the Shares;

(c)                                  if the Company terminates Participant’s employment with the Company for any reason other than for good cause shown, the Restriction Period shall terminate immediately upon the last day of active employment of the Participant with the Company.

Except as set forth in this Agreement, upon the issuance of the Restricted Shares a Participant shall have all of the rights of a shareholder, including the right to vote the Restricted Shares and the right to receive dividends thereon.  The Company shall issue the Participant’s Restricted Shares upon execution of this Agreement, the listing (or authorization of listing upon official notice of issuance) of the Restricted Shares upon each stock exchange upon which the Common Shares are listed and there has been compliance with such laws and regulations, as the Company may deem applicable.  The Company agrees to use reasonable commercial efforts to effect such listing and compliance.

5.                                      Withholding Taxes

The Participant agrees to pay the Company, or otherwise make arrangements satisfactory to the Company regarding the payment of, any federal, provincial, state or local taxes required or authorized by law to be withheld with respect to the award of Restricted Shares or the termination of the Restriction Period (the “Withholding Taxes”).  The Company shall have, to the extent permitted by law, the right to deduct from any payment of any kind otherwise due the Participant, any Withholding Taxes and to condition the delivery of the Common Shares after the termination of the Restriction Period on the payment to the Company of the Withholding Taxes.  The Participant hereby grants to the Company a security interest in the Restricted Shares to secure reconveyance of the Restricted Shares to the Company upon any deemed donation to the Company and to ensure adequate provision for the Withholding Taxes.  The Company shall release its security interest in respect of any Restricted Shares on which (i) the Restriction

Period has terminated and (ii) all Withholding Taxes have been paid.  In lieu of payment of such amounts in cash, the Participant may pay all or a portion of the Withholding Taxes by (a) delivery of Common Shares not subject to any Restriction Period or (b) having the Company withhold a portion of the Common Shares otherwise to be delivered upon expiration of the Restriction Period.

6.                                      Other Distributions

If any distribution is made to the holders of Common Shares other than a cash dividend, or if new, different or additional shares or other securities of the Company or of another company are received by holders of Common Shares, or if any recapitalization or reclassification, split-up or consolidation of the Common Shares shall be effected, or, if in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, the Common Shares are exchanged for a different number or class of shares of stock or other securities of the Company or for shares of stock or securities of any other company, then any such other securities shall be subject to similar restrictions as the Restricted Shares, shall be subject to the security interest provided for in Section 6 and the number and class of Restricted Shares, and the restrictions, terms and other conditions applicable to any such other securities shall be equitably determined by the Management Resources and Compensation Committee.

7.                                      No Further Rights

Nothing contained in this Agreement shall confer upon the Participant any right to continued employment with the Company, or affect the right of the Company to terminate the employment of the Participant, with or without cause.

8.                                      Notice

All notices, demands, payments or other communications which may or are required to be given under this Agreement shall be given in writing by personal delivery or ordinary prepaid mail:

(a)                                  to the Company:

IPSCO Inc.

650 Warrenville Road

Suite 500

Lisle, IL   60532

Attention:  Vice President and General Counsel

and Corporate Secretary

(b)                                 to the Participant:

David Sutherland

Naperville, IL

or such other address as any party may give in writing from time to time.  Such notices if given by mail shall be deemed to have been received by the party to whom they are addressed as described herein seventy-two (72) hours after they have been put in the post, postage prepaid, provided that if postal services are disrupted by labour disputes, such mailed notices shall be deemed to have given and received on the date of actual receipt by the addressee.

9.                                      Plan to Apply

The parties agree that the provisions of the Plan shall be complementary to and read in conjunction with the terms of this Agreement and in the event of any contradiction or inconsistency between any provisions of the Plan and those of this Agreement, the Plan shall prevail.

10.                               Dispute

Any dispute or disagreement which shall arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Board of Directors of the Company and any such determination shall be final, binding and conclusive for all purposes.

11.                               Further Assurances

The Participant shall forthwith and from time to time do all such acts and things and execute and deliver all such instruments, writings and assurances as may be necessary to carry out this Agreement in accordance with its true intent.

12.                               Enurement

This Agreement shall be binding and shall enure to the benefit of the parties hereto and their successors, executors and administrators.

13.                               Governing Law

This Agreement shall be governed by the laws of the Province of Saskatchewan.

[signature page to follow]

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

IPSCO INC.

Per:	/s/ George H. Valentine

Per:	/s/ Raymond J. Rarey

PARTICIPANT

/s/ David S. Sutherland
DAVID SUTHERLAND